Exhibit 99.1

VirTra Reports Fourth Quarter and Full Year 2021 Financial Results

28% Revenue Growth for Full Year 2021; Ended the Year with Record Backlog of $23.1 Million

CHANDLER, Ariz. — August 2, 2022 — VirTra, Inc. (NASDAQ: VTSI) (“VirTra”), a global provider of judgmental use of force training simulators, firearms training simulators for the law enforcement and military markets, reported results for the fourth quarter and full year ended December 31, 2022. The financial statements are available on VirTra’s website and here.

Fourth Quarter 2021 and Full Year 2021 Highlights:

●	Bookings of $8.4 million in the fourth quarter of 2021 and $32.9 million in full year 2021, representing growth of 53% and 44% from the prior year comparable periods, respectively
●	Record backlog at December 31, 2021 of $23.1 million, 58% higher than December 31, 2020
●	Purchased industrial building in Chandler, Arizona on August 25, 2021, for new VirTra headquarters to scale manufacturing capabilities and improve operational efficiencies
●	Cash and cash equivalents as of December 31, 2021 totaled $19.7 million

Fourth Quarter 2021 Financial Summary:

●	Total revenue increased 32% to $8.6 million
●	Gross profit was $2.8 million, or 33% of total revenue
●	Net income was $13,000
●	Adjusted EBITDA loss totaled $(220,000)

Full Year 2021 Financial Summary:

●	Total revenue increased 28% to $24.4 million
●	Gross profit was $11.4 million, or 47% of total revenue
●	Net income was $2.5 million
●	Adjusted EBITDA totaled $2.1 million

Fourth Quarter and Full Year 2021 Financial Highlights:

	For the Three Months Ended			For the Full Year Ended
All figures in millions, except per share data	December 31, 2021	December 31, 2020	% Δ	December 31, 2021	December 31, 2020	% Δ
Total Revenue	$8.6	$6.6	32%	$24.4	$19.1	28%

Gross Profit	$2.8	$4.8	-41%	$11.4	$11.9	-4%
Gross Margin	32.7%	72.5%	-55%	46.7%	62.3%	-25%

Net Income (Loss)	$0.0	$1.6	N/A	$2.5	$1.5	N/A
Diluted EPS	$0.00	$0.21	N/A	$0.25	$0.19	N/A
Adjusted EBITDA	$(0.22)	$2.18	N/A	$2.05	$2.79	N/A

Management Commentary

“Our 2021 results demonstrate the strength of our business and growth opportunities we are executing upon as we generated record revenue and bookings of $24.4 million and $32.9 million, respectively, while ending the year with record backlog of $23.1 million,” said Bob Ferris, chairman and co-CEO of VirTra. “We continue to successfully compete in the law enforcement market and saw impressive international and military market revenue growth during 2021 as we delivered on contracts and COVID restrictions eased internationally. We expect continued healthy growth from these sectors and are particularly excited about the commercial market, which includes military opportunities through a prime contractor. Keep in mind our new co-CEO, John Givens, has significant military experience and relationships that we expect to greatly benefit VirTra shareholders as we execute on our growth plans.

“Gross margins in 2021 and the fourth quarter in particular, were negatively impacted by materials and labor cost inflation, product mix and a strategically important military contract with initial work done at a materially lower margin than our historical results. The revenue from this military contract was heavily weighted to the fourth quarter and the lower margin was justified as it funded new VirTra product capabilities needed for military training. Further, we expect this experience will position us to be highly competitive for future military opportunities with margins more akin to our historical results.

“Looking ahead, our sales pipeline remains robust with tailwinds from a return to normalized business practices globally, allowing us to get more active with business development activities such as exhibiting at tradeshows and expanding demos for prospective customers. Additionally, our move-in to our new headquarters in Chandler, Arizona is progressing well and expected to be completed by the end of 2022. The operational efficiencies from this move, our industry-leading capabilities, and a strong balance sheet position us well to successfully compete in our targeted law enforcement and military growth markets in the years to come.

“While we are disappointed in the length of time it took to file our audited financial results for 2021, we are committed to getting our financial filings up to date this month as our ERP system is sufficiently integrated and we are operating with a more efficient process in tandem with our new independent auditors. Going forward, we expect to report our financial results in-line with our traditional cadence.”

Fourth Quarter 2021 Financial Results

Total revenue increased 32% to $8.6 million from $6.6 million in the fourth quarter of 2020. The increase in revenue was the result of increases in sales of simulators, STEP (Subscription Training and Equipment Partnership) subscriptions, accessories, curriculum and training sales, and recurring extended warranty revenue.

Gross profit was $2.8 million, compared to $4.8 million in the fourth quarter of 2020. Gross profit margin, defined as total revenue less cost of sales, was 32.7%, which was lower than the 72.5% in the fourth quarter of 2020. The decrease in gross profit was primarily due to a specific military contract with a lower margin profile, differences in the quantity and type of simulator systems, type of accessories and variety of services sold, combined with an increase in cost of sales.

Net operating expense was $3.0 million, compared to $3.4 million in the fourth quarter of 2020. The decrease in net operating expenses was due to a $434,000 impairment charge and $327,000 in bad debt expense in the fourth quarter of 2020, partially offset by increased depreciation associated with the new Chandler, Arizona headquarters and related moving expenses to the new office.

Operating loss totaled $196,000, compared to $1.3 million in operating income the fourth quarter of 2020.

Net income totaled $13,000, or $0.00 per diluted share (based on 10.0 million weighted average diluted shares outstanding), compared to net income of $1.6 million, or $0.21 per diluted share (based on 7.8 million weighted average diluted shares outstanding), in the fourth quarter of 2020.

Adjusted EBITDA, a non-GAAP metric, totaled $(220,000), compared to $2.2 million in the fourth quarter of 2020.

Full Year 2021 Financial Results

Total revenue increased 28% to $24.4 million from $19.1 million in 2020. The increase in revenue was due to an increase in the number of simulators and accessories completed, delivered and revenue recognized compared to the same period in 2020.

Gross profit was $11.4 million, compared to $11.9 million in 2020. Gross profit margin, defined as total revenue less cost of sales, was 46.7%, compared to 62.3% for the fiscal year of 2020. The decrease in gross profit margin was primarily due to a specific military project with a lower margin profile, differences in the quantity and type of simulator systems, type of accessories and variety of services sold, combined with an increase in cost of sales.

Net operating expense was $10.0 million, compared to $10.7 million for the fiscal year of 2020. The decrease was, primarily due to a $346,000 allowance for bad debt on accounts and note receivable and a one-time $840,000 impairment charge both incurred in 2020.

Operating income was $1.5 million, compared to $1.2 million in 2020.

Net income totaled $2.5 million, or $0.25 per basic and diluted share (based on 10.0 million weighted average basic shares and 10.1 million weighted average diluted shares outstanding), compared to net income of $1.5 million, or $0.19 per basic and diluted share (based on 7.8 million weighted average basic and diluted shares outstanding) in 2020.

Adjusted EBITDA, a non-GAAP metric, totaled $2.1 million, compared to $2.8 million in 2020.

Upcoming Earnings Release Timing

VirTra expects to release its first quarter 2022 results ended March 31, 2022 on August 11, 2022 after market close. The Company also expects to release its second quarter 2022 results ended June 30, 2022 on August 19, 2022 before market open. VirTra plans to host a conference call August 19, 2022 to discuss its first quarter 2022 and second quarter 2022 results. The Company expects these announcements and associated filings to meet the requirements for continued listing of its common stock on Nasdaq.

Conference Call

VirTra’s management will hold a conference call today (August 2, 2022,) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results. VirTra’s chairman and CEO, Bob Ferris, and chief accounting officer, Marsha Foxx, will host the call, followed by a question-and-answer period.

U.S. dial-in number: 1-877-407-9208

International number: 1-201-493-6784

Conference ID: 13731787

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization.

The conference call will be broadcast simultaneously and is available for replay here.

A replay of the call will be available through Tuesday, August 16, 2022.

U.S. replay dial-in: 1-844-512-2921

International replay dial-in: 1-412-317-6671

Replay ID: 13731787

About VirTra, Inc.

VirTra (NASDAQ: VTSI) is a global provider of judgmental use of force training simulators and firearms training simulators for the law enforcement, military, educational and commercial markets. The company’s patented technologies, software, and scenarios provide intense training for de-escalation, judgmental use-of-force, marksmanship, and related training that mimics real-world situations. VirTra’s mission is to save and improve lives worldwide through practical and highly effective virtual reality and simulator technology. Learn more about the company at www.VirTra.com.

About the Presentation of Adjusted EBITDA

Adjusted earnings before interest, income taxes, depreciation, and amortization and before other non-operating costs and income (“Adjusted EBITDA”) is a non-GAAP financial measure. Adjusted EBITDA also includes non-cash stock option expense and other than temporary impairment loss on investments. Other companies may calculate Adjusted EBITDA differently. VirTra calculates its Adjusted EBITDA to eliminate the impact of certain items it does not consider to be indicative of its performance and its ongoing operations. Adjusted EBITDA is presented herein because management believes the presentation of Adjusted EBITDA provides useful information to VirTra’s investors regarding VirTra’s financial condition and results of operations and because Adjusted EBITDA is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in VirTra’s industry, several of which present a form of Adjusted EBITDA when reporting their results. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of VirTra’s results as reported under accounting principles generally accepted in the United States of America (“GAAP”). Adjusted EBITDA should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flows statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. A reconciliation of net income to Adjusted EBITDA is provided in the following tables:

	For the Years Ended
	December 31,	December 31,	Increase	%
	2021	2020	(Decrease)	Change

Net Income	$2,540,089	$1,478,403	$1,061,686	72%
Adjustments:
Provision (Benefit) for income taxes	246,050	(218,800)	464,850	-212%
Depreciation and amortization	589,059	380,154	208,905	55%
EBITDA	$3,375,198	$1,639,757	$1,735,441	106%
Impairment loss on That’s Eatertainment, former related party	-	840,000	(840,000)	-100%
Reserve for note receivable	-	311,367	(311,367)	-100%
Gain on forgiveness of note	(1,320,714)	-	(1,320,714)	100%

Adjusted EBITDA	$2,054,484	$2,791,124	$(736,640)	-26%

Forward-Looking Statements

The information in this discussion contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “should,” “could,” “predicts,” “potential,” “continue,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements. All forward-looking statements in this document are made based on our current expectations, forecasts, estimates and assumptions, and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. In evaluating these statements, you should specifically consider various factors, uncertainties and risks that could affect our future results or operations. These factors, uncertainties and risks may cause our actual results to differ materially from any forward-looking statement set forth in the reports we file with or furnish to the Securities and Exchange Commission (the “SEC”). You should carefully consider these risk and uncertainties described and other information contained in the reports we file with or furnish to the SEC before making any investment decision with respect to our securities. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact:

Matt Glover and Jeff Grampp, CFA

Gateway Group, Inc.

VTSI@gatewayir.com

949-574-3860

VirTra, Inc.

Condensed Balance Sheets

	December 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$19,708,565	$6,841,984
Accounts receivable, net	3,896,739	1,378,270
Inventory, net	5,014,924	3,515,997
Unbilled revenue	3,946,446	5,408,598
Prepaid expenses and other current assets	940,887	382,445

Total current assets	33,507,561	17,527,294

Long-term assets:
Property and equipment, net	12,864,766	1,381,744
Operating lease right-of-use asset, net	784,306	1,094,527
Intangible assets, net	535,079	271,048
Security deposits, long-term	19,712	86,500
Other assets, long-term	189,734	500,114
Deferred tax asset, net	1,674,234	1,892,000

Total long-term assets	16,067,831	5,225,933

Total assets	$49,575,392	$22,753,227

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$789,394	$345,573
Accrued compensation and related costs	1,062,078	843,101
Accrued expenses and other current liabilities	991,744	772,884
Note payable, current	236,291	266,037
Operating lease liability, short-term	347,772	321,727
Deferred revenue, short-term	4,135,565	4,708,575

Total current liabilities	7,562,844	7,257,897

Long-term liabilities:
Deferred revenue, long-term	1,992,625	1,920,346
Note payable, long-term	8,280,395	1,063,243
Operating lease liability, long-term	505,383	853,155
Other long term liabilities	5,436	-

Total long-term liabilities	10,783,839	3,836,744

Total liabilities	18,346,683	11,094,641

Commitments and contingencies (See Note 9)

Stockholders’ equity:
Preferred stock $0.0001 par value; 2,500,000 authorized; no shares issued or outstanding	-	-
Common stock $0.0001 par value; 50,000,000 shares authorized; 10,807,130 shares issued and outstanding as of December 31, 2021 and 7,775,030 shares issued and outstanding as of December 31, 2020	1,081	778
Class A common stock $0.0001 par value; 2,500,000 shares authorized; no shares issued or outstanding	-	-
Class B common stock $0.0001 par value; 7,500,000 shares authorized; no shares issued or outstanding	-	-
Additional paid-in capital	30,923,391	13,893,660
Retained earnings (Accumulated deficit)	304,237	(2,235,852)

Total stockholders’ equity	31,228,709	11,658,586

Total liabilities and stockholders’ equity	$49,575,392	$22,753,227

VirTra, Inc.

Condensed Statements of Operations

(Unaudited)

	For the Years ended
	December 31, 2021	December 31, 2020
Revenues:
Net sales	$24,434,056	$19,038,074
That’s Eatertainment royalties/licensing fees, former related party	-	45,247
Other royalties/licensing fees	-	4,310
Total revenue	24,434,056	19,087,631

Cost of sales	13,028,844	7,187,210

Gross profit	11,405,212	11,900,421

Operating expenses:
General and administrative	8,085,295	9,070,730
Research and development	1,865,880	1,603,379

Net operating expense	9,951,175	10,674,109

Income from operations	1,454,037	1,226,312

Other income (expense):
Other income	97,100	49,539
Gain on forgiveness of note payable	1,320,714	-
Other expense	(85,712)	(16,248)

Net other income	1,332,102	33,291

Income before provision for income taxes	2,786,139	1,259,603

Provision (Benefit) for income taxes	246,050	(218,800)

Net income	$2,540,089	$1,478,403

Net income per common share:
Basic	$0.25	$0.19
Diluted	$0.25	$0.19

Weighted average shares outstanding:
Basic	10,007,386	7,757,037
Diluted	10,060,748	7,835,830

VirTra, Inc.

Condensed Statements of Cash Flows

(Unaudited)

	Year Ended December 31,
	2021	2020
Cash flows from operating activities:
Net income	$2,540,089	$1,478,403
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	589,059	380,154
Right of use amortization	310,221	296,346
Reserve for note receivable	-	291,110
Deferred taxes	217,766	(100,000)
Impairment of investment in That’s Eatertainment, former related party	-	840,000
Gain on forgiveness of note payable	(1,329,280)	-
Employee stock compensation	223,716	-
Changes in operating assets and liabilities:
Accounts receivable, net	(2,518,469)	929,702
Interest receivable	-	7,340
Inventory, net	(1,498,927)	(2,291,394)
Unbilled revenue	1,462,152	(1,828,656)
Prepaid expenses and other current assets	(558,442)	(28,470)
Other assets	310,380	(148,878)
Security deposits, long-term	66,788	(66,788)
Accounts payable and other accrued expenses	881,662	394,193
Payments on operating lease liability	(321,727)	(297,244)
Deferred revenue	(500,731)	2,389,819

Net cash provided by (used in) operating activities	(125,743)	2,245,637

Cash flows from investing activities:
Redemption of certificates of deposit	-	1,915,000
Purchase of intangible assets	(287,106)	(62,007)
Purchase of property and equipment	(3,448,678)	-
Net cash provided by (used in) investing activities	(3,735,784)	1,852,993

Cash flows from financing activities:
Repurchase of stock options	-	(31,183)
Principal payments of debt	(78,212)	-
Stock issued for cash in offering, net	16,795,000	-
Stock options exercised	11,320	30,166
Note payable-PPP Loan	-	1,329,280
Net cash provided by financing activities	16,728,108	1,328,263

Net increase (decrease) in cash and restricted cash	12,866,581	5,426,893
Cash and restricted cash, beginning of period	6,841,984	1,415,091
Cash and restricted cash, end of period	$19,708,565	$6,841,984